UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 and 15(d) of
the Securities Exchange Act of 1934
January 29, 2009
Date of Report (Date of earliest event reported)
HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	1-1204 (Commission File Number)	13-4921002 (IRS Employer Identification No.)
1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)
(212) 997-8500
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On February 3, 2009, Hess Corporation (the “Company”) completed the sale of $250,000,000 aggregate principal amount of 7.000% notes due February 15, 2014 (the “2014 Notes”) and $1,000,000,000 aggregate principal amount of 8.125% notes due February 15, 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Notes”) in a public offering through underwriters for whom Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc., acted as representatives pursuant to an underwriting agreement dated January 29, 2009 (the “Underwriting Agreement”) among the Company and the representatives.
The Notes were registered under the Securities Act of 1933 on the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-132145), filed with the Securities and Exchange Commission on March 1, 2006 (the “Registration Statement”). The Notes were issued pursuant to an indenture, dated March 1, 2006, between the Company and The Bank of New York Mellon, successor-in-interest to JPMorgan Chase Bank, N.A., as trustee, which is filed as Exhibit 4 to the Registration Statement.
The foregoing description of the Underwriting Agreement and the Notes is qualified in its entirety by reference to the Underwriting Agreement and the forms of Notes, attached hereto as Exhibits 1.1, 4.1 and 4.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

1.1
Underwriting Agreement, dated January 29, 2009, among Hess Corporation and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc., as representatives of the several underwriters named therein.

4.1	Form of 2014 Note.

4.2	Form of 2019 Note.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 3, 2009

HESS CORPORATION
By:	/s/ J. Barclay Collins II
	Name:	J. Barclay Collins II
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 29, 2009, among Hess Corporation and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Greenwich Capital Markets, Inc., as representatives of the several underwriters named therein.

4.1	Form of 2014 Note.

4.2	Form of 2019 Note.

4